Exhibit 10.29

MODIFICATION NO. 3

TO AMENDED AND RESTATED CONSULTING AGREEMENT

BETWEEN

THE BARONA BAND OF MISSION INDIANS

AND

VENTURE CATALYST INCORPORATED

The Barona Band of Mission Indians, also known as the Barona Group of the Capitan Grande Band of Mission Indians, a federally-recognized Indian tribal entity, on behalf of itself and on behalf of the Barona Tribal Gaming Authority, a subordinate entity thereof, (both collectively referred to herein as the “Tribe”), and Venture Catalyst Incorporated, a Utah corporation (“VCAT”), previously known as Inland Casino Corporation and Inland Casino Partners, now agree as follows:

FACTS:

1. On April 29, 1996 the Tribe and VCAT entered into an Amended and Restated Consulting Agreement (the “Original Consulting Agreement”) by which the Tribe engaged VCAT to provide certain consulting services to the Tribe for a term of three years, beginning on April 1, 1996 and ending on March 31, 1999.

2. On January 6, 1998 the Tribe and VCAT entered into Modification No. 1 to the Original Consulting Agreement by which the term of the Tribe’s engagement of VCAT was extended by five additional years, from April 1, 1999 to March 31, 2004.

3. On January 15, 2003 VCAT gave to the Tribe a letter (the “2003 Letter”) in which VCAT confirmed the Tribe’s rights regarding perpetual use, profit sharing, and exclusivity for the Mariposa software that was developed and tested at the Barona Valley Ranch Resort & Casino.

4. On May 10, 2003 the Tribe and VCAT entered into Modification No. 2 to the Original Consulting Agreement by which (1) the Tribe extended the term of its engagement of VCAT for an additional five years, from April 1, 2004 to March 31, 2009, with an option for the Tribe to make a further extension of that term; (2) the fee structure was completely changed; (3) the Tribe and VCAT mutually released each other from certain potential claims; (4) the 2003 Letter was incorporated into Modification No. 2; and (5) certain other non-substantive subjects were addressed.

5. VCAT has announced to the Tribe that it wishes to enter into a transaction (the “Transaction”) by which, among other things,

a. VCAT will merge with a corporate subsidiary of International Game Technology, a Nevada corporation (“IGT”), after which VCAT will survive, but its current officers and directors will resign and be replaced;

b. VCAT, as a wholly owned subsidiary of IGT, will retain the Mariposa software technology, and the Tribe will retain its previous rights to access that software, upgrades, service, exclusivity, etc.;

c. The Tribe will end its profit participation in the Mariposa software, as set forth in the 2003 Letter, and will assign whatever rights it may have in the Mariposa software to VCAT, but will be paid $1,000,000 in a lump sum for that amendment and assignment;

d. VCAT will cease to be a publicly-traded corporation, and will transfer its consulting activities to a corporation to be named hereinafter referred to as “Newco”, in which all the initial stock is owned by L. Donald Speer, II.

e. Newco will stand ready, through the current key personnel of VCAT not directly involved in the Mariposa software, to assume the consulting duties previously performed for the Tribe by VCAT.

f. IGT or its subsidiary will sell to Newco certain of VCAT’s assets, and will assign the Original Consulting Agreement, as amended by Modifications Nos. 1 and 2 and by this Modification No. 3 thereto, to Newco.

6. Under the terms of the Original Consulting Agreement, the consent of the Tribe is required for the assignment or further modification of the Original Consulting Agreement from VCAT to any third party. By a separate document (the “Barona Consent Agreement”), the Tribe intends to give such consent for the assignment of the Original Consulting Agreement to Newco and to clarify certain other aspects of the Transaction as it relates to the Tribe. The purpose of this Modification No. 3 is to make those further changes to the Original Consulting Agreement that are needed to that Original Consulting Agreement, and to its Modifications Nos. 1 ands 2, to enable the assignment of the Original Consulting Agreement, together with its Modifications Nos. 1, 2, and 3, from IGT or its subsidiary to Newco. The purpose of this assignment is to guarantee that the services of the current key personnel of VCAT who are not directly involved in the Mariposa software remain continuously available to the Tribe on the terms set forth in the Original Consulting Agreement, as modified by its Modifications Nos. 1, 2, and 3, without interruption and with only those further changes set forth in this Modification No. 3.

TERMS:

1. Section 5 of Modification No. 2 to the Original Consulting Agreement, entitled “Incorporation of Letter of January 15, 2003) is hereby deleted in its entirety.

2. The following new language is hereby added at the end of the current Section 6 of Modification No. 2:

Similarly, VCAT hereby subordinates this Modification No. 3 to the other obligations of the Tribe described in the previous sentence.

3. Except as expressly modified by this Modification No. 3, the Original Consulting Agreement and Modifications Nos. 1 and 2 thereto remain in full force and effect according to their terms.

4. This Modification No. 3 will become effective simultaneously with, and contingent upon, (1) the closing of the Transaction; (2) the effectiveness of the assignment of the Consulting Agreement, including its Modifications Nos. 1, 2, and 3, from VCAT to Newco; and (3) the consent of the Tribe’s lenders to this Modification No. 3 to the Consulting Agreement and the Barona Consent Agreement.

Dated: August 10, 2006

BARONA BAND OF MISSION INDIANS,

also known as the Barona Group of the Capitan Grande Band of Mission Indians, a federally-recognized Indian tribal entity, on behalf of itself and on behalf of the Barona Tribal Gaming Authority, a subordinate entity thereof

by:	/s/ RHONDA WELCH-SCALCO
Rhonda Welch-Scalco, Chairwoman

VENTURE CATALYST, INC., a Utah corporation

by:	/s/ L. DONALD SPEER, II
L. Donald Speer, Chairman of the Board

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